CUSIP No. 452327109	13 G	Page 22 of 23 Pages

Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 13, 2004		VENROCK ASSOCIATES

	By:	/s/ Anthony Sun

Anthony Sun Managing General Partner

February 13, 2004		VENROCK ASSOCIATES II, L.P.

	By:	/s/ Anthony Sun

Anthony Sun Managing General Partner

February 13, 2004		GENERAL PARTNERS

*

Michael C. Brooks

*

Joseph E. Casey

*

Eric S. Copeland

*

Anthony B. Evnin

*

Thomas R. Frederick

/s/ Terence J. Garnett

Terence J. Garnett

*

David R. Hathaway

/s/ Bryan E. Roberts

Bryan E. Roberts

*

Ray A. Rothrock

CUSIP No. 452327109	13 G	Page 2 3 of 23 Pages

*

Anthony Sun

*

Michael F. Tyrrell

* By:	/s/ Anthony Sun

Anthony Sun Attorney-in-Fact